Brownstein | Hyatt
Farber | Schreck

EXHIBIT 5.1

April 8, 2010

NexMed, Inc.
6330 Nancy Ridge Drive, Suite 103
San Diego, CA 92121

Ladies and Gentlemen:

We have acted as special Nevada counsel to NexMed, Inc., a Nevada corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration, and the offer and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of an indeterminate number of the following securities of the Company, with a total offering price of up to $30,000,000: (i) shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), (ii) shares of the Company's preferred stock, par value $0.001 per share (the "Preferred Stock"), in one or more series, the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of each series thereof to be fixed in a certificate of designation relating to such series (each, a "Certificate of Designation"), (iii) senior debt securities, subordinated debt securities, senior convertible debt securities and subordinated convertible debt securities (collectively, the "Debt Securities"), in one or more series, which may be issued under those certain senior indentures (the "Senior Indentures") or those certain subordinated indentures (the "Subordinated Indentures" and, together with the Senior Indentures, the "Indentures"), to be entered into by and between the Company and those certain trustees for the holders of the Debt Securities that have been or will be appointed prior to the issuance thereof and (iv) warrants for the purchase of Common Stock, Preferred Stock and/or Debt Securities (the "Warrants" and, together with the Common Stock, the Preferred Stock and the Debt Securities, the "Securities"), in one or more series, which may be evidenced by those certain warrant agreements (the "Warrant Agreements") or warrant certificates issued under one or more Warrant Agreements, to be entered into by and between the Company and those certain agents for the holders of the Warrants that have been or will be appointed prior to the issuance thereof.

For the purpose of rendering this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of such records, documents, instruments and certificates as, in our judgment, are necessary or appropriate to enable us to render the opinions set forth below, including, but not limited to, the following:

(i) the Registration Statement;

(ii) the Senior Indenture in the form filed as an exhibit to the Registration Statement;

(iii) the Subordinated Indenture in the form filed as an exhibit to the Registration Statement;

(iv) the Articles of Incorporation and Bylaws of the Company, each as amended to date (collectively, the "Governing Documents"); and

(v) such corporate records and proceedings, minutes, consents, actions and resolutions of the board of directors, committees of the board of directors and stockholders of the Company as we have deemed necessary as a basis for the opinions expressed below.

100 City Parkway, Suite 1600 | Las Vegas, NV 89106-4614
Brownstein Hyatt Farber Schreck, LLP | bhfs.com
702.382.2101 tel
702.382.8135 fax

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Securities, all as referenced and described in the Registration Statement. We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for the purposes of this opinion letter. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of this rendering this opinion letter.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) each document we have reviewed or which is referenced herein will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) the Indentures and the Warrant Agreements will each be executed substantially and materially in the form filed or to be filed as an exhibit to the Registration Statement; (iii) the obligations of each party to the Indentures and the Warrant Agreements as set forth therein are or will be such party's valid and binding obligations, enforceable in accordance with their respective terms; (iv) the Debt Securities will be duly executed, issued and authenticated in accordance with the terms of the Indentures; (v) the Warrants will be duly executed, issued and delivered in accordance with the terms of the Warrant Agreements; (vi) each series of the Preferred Stock will be issued in accordance with the terms of a Certificate of Designation, in the form prescribed by applicable law, establishing the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of such series; (vii) the Securities will be issued in compliance with, and will not result in a default under or breach of, any agreement or instrument binding upon the Company or any order, requirement or restriction imposed by any governmental authority, body or agency; (viii) after the issuance of the Common Stock offered pursuant to the Registration Statement, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any security exercisable, exchangeable or convertible into shares of Common Stock then outstanding, will not exceed the total number of shares of Common Stock authorized under the Company's Articles of Incorporation, as amended and then in effect; (ix) after the issuance of any series of the Preferred Stock offered pursuant to the Registration Statement, the total number of issued and outstanding shares of all series of Preferred Stock, together with the total number of shares of any series of Preferred Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any security exercisable, exchangeable or convertible into shares of any series of Preferred Stock then outstanding, will not exceed the total number of shares of such series or of all series of Preferred Stock authorized under the Company's Articles of Incorporation, as amended and then in effect, and the Company will not create a series of Preferred Stock that is assessable; (x) the authorization, issuance and sale of the Securities, including, without limitation, all corporate action with respect thereto, will be in compliance with all applicable laws and the Governing Documents, as in effect on the date or dates of such authorization or other corporate action, issuance or sale; (xi) each natural person signing a document has or will have sufficient legal capacity to do so; (xii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (xiii) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or to the effect thereon of, the laws of any other jurisdiction or as to matters of local

law or the laws, rules and regulations of local governmental departments or agencies within the State of Nevada. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to any orders, consents or other authorizations or approvals as may be required by any federal laws, rules or regulations, including any federal securities laws, rules or regulations, or any state securities or "Blue Sky" laws, rules or regulations.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1. When and to the extent (a) the board of directors of the Company or an authorized and duly formed committee thereof (collectively, the "Board") has taken all necessary corporate action to authorize the issuance and sale of any shares of Common Stock, including shares of Common Stock issuable upon the due and proper exchange, exercise or conversion, as applicable, of any Debt Securities, Warrants or shares of Preferred Stock that are exchangeable for, exercisable for or convertible into Common Stock (collectively, the "Common Shares"), (b) those certain stock certificates of the Company representing the Common Shares have been manually signed by an authorized officer of the Company or authorized transfer agent and registrar for the Common Shares, have been duly registered by such authorized transfer agent and registrar, and thereafter have been delivered to the purchasers of such Common Shares, and (c) the Company receives payment in full, including, without limitation, payment in full pursuant to any deferred arrangements therefor, of such consideration for each Common Share as fixed by the Board, the Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

2. When and to the extent (a) the Board has taken all necessary corporate action to establish the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of any series of Preferred Stock (the "Authorized Preferred Stock"), and a Certificate of Designation setting forth such corporate action has been duly signed by an officer of the Company and properly filed with the office of the Nevada Secretary of State, (b) the Board has taken all necessary corporate action to authorize the issuance and sale of shares of the Authorized Preferred Stock, including shares of Authorized Preferred Stock issuable upon the due and proper exchange or conversion, as applicable, of any Debt Securities that are exchangeable for or convertible into Authorized Preferred Stock (collectively, the "Preferred Shares"), to a purchaser or purchasers pursuant to one or more valid and enforceable purchase agreements for such consideration as the Board deems adequate or upon the due and proper exchange or conversion, as applicable, of the Debt Securities in accordance with the Indentures, (c) those certain stock certificates of the Company representing the Preferred Shares have been manually signed by an authorized officer of the Company or authorized transfer agent and registrar for the Preferred Shares, have been duly registered by such authorized transfer agent and registrar, and thereafter have been delivered to the purchasers of such Preferred Shares, and (d) the Company receives payment in full, including, without limitation, payment in full pursuant to any deferred arrangements therefor, of such consideration for each Preferred Share as prescribed by the Certificate of Designation or as otherwise fixed by the Board in accordance therewith, the Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable.

3. When and to the extent (a) the Board has taken all necessary corporate action to approve the form of, the Company's execution and delivery of, and performance by the Company of its obligations under, the Warrant Agreement, and the issuance of the Warrants, (b) the Board has taken all necessary corporate action to authorize the issuance and sale of any shares of Common Stock, shares of Preferred Stock or Debt Securities underlying the Warrants, including shares of Common Stock and shares of Preferred Stock issuable upon the due and proper exercise thereof (collectively, the "Warrant Shares"), in

accordance with the Warrant Agreements, (c) those certain warrant certificates of the Company representing the Warrants have been duly executed and delivered by the Company, (d) those certain stock certificates of the Company representing the Warrant Shares have been manually signed by an authorized officer of the Company or authorized transfer agent and registrar for the Warrant Shares, have been duly registered by such authorized transfer agent and registrar, and thereafter have been delivered to the purchasers of such Warrant Shares, and (e) the Company receives payment in full, including, without limitation, payment in full of all exercise prices or pursuant to any deferred payment arrangements therefor, of such consideration for each Warrant Share as fixed by the Board, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon the applicable Nevada laws in effect and the facts in existence as of the date of this opinion letter. In delivering this opinion letter to you, we assume no obligation, and we advise you that we shall make no effort, to update or supplement the opinions set forth herein, to conduct any inquiry into the continued accuracy of such opinions, or to apprise you of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge, after the date of this opinion letter, or of any change in any applicable Nevada laws or any facts occurring after the date of this opinion letter, which may affect the opinions set forth herein. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

Brownstein Hyatt Farber Schreck, LLP